UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2015

SKYLINE MEDICAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54361	33-1007393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Skyline Medical Inc. 2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

(651) 389-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 25, 2015, Skyline Medical Inc. (the “Company”), in connection with a public offering (the “Offering”) of units of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell 1,666,667 units, as more fully described below (the “Units”).  The public offering price for the Units is $9.00 per Unit and the purchase price for the Underwriter under the Underwriting Agreement is $8.28 per Unit, resulting in an underwriting discount and commission of $0.72 (or 8.00%) per Unit and total net proceeds to the Company before expenses of $13.8 million. The Company has granted the Underwriter an option for a period of 45 days to purchase up to an additional 250,000 Units solely to cover over-allotments.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Underwriter a unit purchase option (the “Unit Purchase Option”) more fully described below.   The Company has also agreed to pay the Underwriter. a non-accountable expense allowance equal to 1% of the gross proceeds of the offering (excluding any proceeds from the over-allotment option, if any), as well as to reimburse expenses incurred by the Underwriter up to $70,000.

Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.  The Underwriting Agreement also contains representations, warranties, conditions precedent to closing and other provisions customary for transactions of this nature.

The form of Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement.

Unit Agreement

The Units will be issued pursuant to a Unit Agreement, dated as of August 31, 2015, between the Company and  Corporate Stock Transfer, Inc. (the “Unit Agreement”).  Each Unit consists of one share of common stock, par value $0.01 per share (the “Common Stock”), one share of Series B Convertible Preferred Stock and four Series A Warrants.  The shares of Common Stock, the shares of Series B Convertible Preferred Stock and the Series A Warrants that comprise the Units will automatically separate on the six month anniversary of August 31, 2015 (the “Issuance Date”).  However, the shares of Common Stock, the shares of Series B Convertible Preferred Stock and the Series A Warrants will separate prior to the expiration of such six-month anniversary if at any time after 30 days from the Issuance Date either (i) the closing price of the Company’s common stock on the NASDAQ Capital Market is greater than 200% of the Series A Warrants exercise price for a period of 20 consecutive trading days (the “Trading Separation Trigger”), (ii) all Series A Warrants in a given Unit are exercised for cash (solely with respect to the Units that include the exercised Series A Warrants) (a “Warrant Cash Exercise Trigger”) or (iii) the Units are delisted (the “Delisting Trigger”) from the NASDAQ Capital Market for any reason (any such event, a “Separation Trigger Event”). Upon the occurrence of a Separation Trigger Event, the Units will separate: (i) 15 days after the date of the Trading Separation Trigger, (ii) on the date of any Warrant Cash Exercise Trigger (solely with respect to the Units that include the exercised Series A Warrants) or (iii) the date of the Delisting Trigger, as the case may be. This separation of the Units prior to the end of the six-month period after the Issuance Date is referred to herein as an “Early Separation.”

For a description of the terms of the Series B Convertible Preferred Stock included within the Units, see “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” below.  For a description of the terms of the Series A Warrants included within the Units, see “Series A Warrants” below.

The form of Unit Agreement, including the form of Unit, is filed as Exhibit 4.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Unit Agreement is qualified in its entirety by reference to the full text of the Unit Agreement.

Warrant Agreement / Series A Warrants

The Series A Warrants are issued pursuant to the Warrant Agency Agreement, dated as of August 31, 2015 between the Company and Corporate Stock Transfer, Inc. (the “Warrant Agreement”).  The Series A Warrants are exercisable upon the separation of the Units, provided that all Series A Warrants in a given Unit may be exercised for cash at any time commencing 30 days after the Issuance Date.  The Series A Warrants will terminate on the fifth anniversary of the Issuance Date.  Each Series A Warrant is exercisable into one share of our common stock at an initial cash exercise price of $4.95 per share.  The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price.

Holders may exercise Series A Warrants by paying the exercise price in cash or, in lieu of payment of the exercise price in cash, by electing to receive a number of shares of Common Stock equal to the Black Scholes Value (as defined below) based upon the number of shares the holder elects to exercise. The number of shares of Common Stock to be delivered will be determined according to the following formula, referred to as the “Cashless Exercise.”

Total Shares = (A x B)  /  C

Where:

•	Total Shares is the number of shares of Common Stock to be issued upon a Cashless Exercise.

•	A is the total number of shares with respect to which the Series A Warrant is then being exercised.

•	B is the Black Scholes Value (as defined below).

•
C is the closing bid price of the Common Stock as of two trading days prior to the time of such exercise, provided that in no event may “C” be less than $0.43 per share (subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting the Common Stock).

As defined in the Series A Warrants, “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable Cashless Exercise, as such Black Scholes Value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to 55% of the Unit price, or $4.95 per share, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Series A Warrant as of the applicable Cashless Exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five years (regardless of the actual remaining term of the Series A Warrant).  The Cashless Exercise feature of the Series A Warrants provides for the issuance of a number of shares of Common Stock that increases as the trading market price of the Common Stock decreases, subject to a floor price of $0.43, and has the potential to be very dilutive.  If all of the Series A Warrants that were issued in Units sold in the Offering and in the Exchange Units issued on August 31, 2015, as described below, were exercised pursuant to a Cashless Exercise and the closing bid price of the Common Stock as of the two trading days prior to the time of such exercise was near $0.43 per share or less, then a significant majority of the Company’s authorized, but unissued, shares of Common Stock would be issued to the holders of such Series A Warrants.  The potential for such dilutive exercise of the Series A Warrants may depress the price of Common Stock regardless of the Company’s business performance.

The Series A Warrants will not be exercisable or exchangeable by the holder of such warrants to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the common stock of the Company, determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

In addition to (but not duplicative of) the adjustments to the exercise price and the number of shares of Common Stock issuable upon exercise of the Series A Warrants in the event of stock dividends, stock splits, reorganizations or similar events, if the Company, at any time prior to the three year anniversary of the Issuance Date:

(i)
declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to all or substantially all of the holders of shares of Common Stock (a “Distribution”), at any time after the Issuance Date, then, in each such case, the holders of the Series A Warrants will be entitled to participate in such Distribution to the same extent that the holders would have participated therein if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Series A Warrants by either paying the exercise price for such shares of Common Stock in cash in full or by exercising the Series A Warrants in full pursuant to a Cashless Exercise, whichever results in the lesser number of shares of Common Stock issued, as of the date immediately preceding the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; or

(ii)
grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holders of Series A Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Series A Warrant by either paying the exercise price for such shares of Common Stock in cash in full or by exercising the Series A Warrant in full pursuant to a Cashless Exercise, whichever results in the lesser number of shares of Common Stock issued, as of the date immediately preceding the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

If, at any time a Series A Warrant is outstanding, the Company consummates any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which the Common Stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of Common Stock then deliverable upon the exercise or exchange of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction.

The form of Warrant Agreement, including the form of Series A Warrant, is filed as Exhibit 4.2 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Series A Warrants is qualified in its entirety by reference to the full text of the Warrant Agreement.

Unit Purchase Option

Pursuant to the Underwriting Agreement, the Company, in connection with the Offering, entered into a Unit Purchase Option Agreement, dated as of August 31, 2015 (the “Unit Purchase Option”), pursuant to which the Company granted the Underwriter the right to purchase from the Company up to a number of Units equal to 5% of the Units sold in the Offering (or up to 83,333 Units) at an exercise price equal to 125% of the public offering price of the Units in the Offering, or $11.25 per Unit.  The Unit Purchase Option shall expire on August 25, 2020.

The form of the Unit Purchase Option is filed as Exhibit 4.3 hereto and is incorporated by reference into this Item 1.01.  The foregoing description of the Unit Purchase Option is qualified in its entirety by reference to the full text of the Unit Purchase Option.

Item 3.02   Unregistered Sales of Equity Securities.

On August 31, 2015, the Company consummated the Unit Exchange, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2015, whereby the Company issued a total of 228,343 Units (the “Exchange Units”) to the holders of the Company’s outstanding Series A Convertible Preferred Stock in exchange for their shares of Series A Convertible Preferred Stock which were then cancelled.  The Exchange Units were exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

Certificate of Designation for the Series B Convertible Preferred Stock

On August 28, 2015, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation creates the Series B Convertible Preferred Stock and fixes the rights, preferences, powers, restrictions and limitations of the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is a component of the Units being offered pursuant to the Offering, Units that could be issued upon exercise by the Underwriter of the Unit Purchase Option described in Item 1.01 above and also part of the Exchange Units described in Item 3.02 above.

Each share of Series B Convertible Preferred Stock is convertible into one share of Common Stock (subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events) on the six month anniversary of the Issuance Date or on the date of an Early Separation.  In addition, the Series B Convertible Preferred Stock will automatically convert into shares of common stock upon the occurrence of a Fundamental Transaction, subject to the beneficial ownership limitation discussed below.  A “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) any other person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of voting stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to any other person, or (3) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder), other than a Permitted Holder, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company. The term Permitted Holders means Josh Kornberg, Atlantic Partners Alliance and SOK Partners, LLC and each of their respective affiliates.

The Series B Convertible Preferred Stock will not be convertible by the holder of such preferred stock to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the common stock of the Company.  For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

The Series B Convertible Preferred Stock has no voting rights, except that the holders of shares of a majority of the Series B Convertible Preferred Stock will be required to effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially adversely affects the powers, preferences or special rights of the Series B Convertible Preferred Stock, whether by merger or consolidation or otherwise, subject to certain exceptions set forth in the Certificate of Designation.

With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series B Convertible Preferred Stock shall rank equal to the common stock of the Company. No sinking fund has been established for the retirement or redemption of the Series B Convertible Preferred Stock.

The text of the Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to its full text.

Cancellation of the Company’s Series A Preferred Stock.

On August 31, 2015, the Company filed the Termination Certificate for Series A Convertible Preferred Stock (the “Termination Certificate”) with the Delaware Secretary of State. After the cancellation of the Series A Convertible Preferred Stock pursuant to the Unit Exchange described in Item 3.02 above, there were no shares of Series A Convertible Preferred Stock outstanding. The Termination Certificate removed the Series A Convertible Preferred Stock from the Company’s authorized share capital, rendered the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) null and void and eliminated all matters set forth in the Series A Certificate of Designation with respect to the Series A Convertible Preferred Stock from the Certificate of Incorporation of the Company.  Pursuant to the Termination Certificate, the authorized shares of Series A Convertible Preferred Stock in the Series A Certificate of Designation resumed the status of authorized but unissued and undesignated shares of preferred stock of the Company.

The text of the Termination Certificate is filed as Exhibit 3.2 hereto and is incorporated by reference into this Item 5.03. The foregoing description of the Termination Certificate is qualified in its entirety by reference to its full text.

Item 8.01   Other Events

As a result of the consummation of the Offering and the Unit Exchange on August 31, 2015, the Company issued a total of 1,895,010 Units (1,666,667 Units sold in the Offering and 228,343 Exchange Units issued in the Unit Exchange), comprised of a total of 1,895,010 shares of Common Stock, 1,895,010 shares of Series B Preferred Stock and 7,580,040 Series A Warrants.

As of such date, the Underwriter had the right to purchase an additional 250,000 Units pursuant to its overallotment option under the Underwriting Agreement and 83,333 Units pursuant to the Unit Purchase Option.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1 filed on August 10, 2015 (File No. 333-198962)).

3.1
Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 filed on August 20, 2015 (File No. 333-198962)).

3.2	Form of Termination Certificate for Series A Convertible Preferred Stock (filed herewith).

4.1
Form of Unit Agreement (including form of Unit) by and between Skyline Medical Inc. and Corporate Stock Transfer, Inc. (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-1 filed on August 20, 2015 (File No. 333-198962)).

4.2
Form of Series A Warrant Agency Agreement by and between Skyline Medical Inc. and Corporate Stock Transfer, Inc. and Form of Warrant Certificate (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1 filed on August 20, 2015 (File No. 333-198962)).

4.3	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-1 filed on August 10, 2015 (File No. 333-198962)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE MEDICAL INC.

Dated: August 31, 2015	By:	/s/ Joshua Kornberg
	Name:	Joshua Kornberg
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1 filed on August 10, 2015 (File No. 333-198962)).

3.1
Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 filed on August 20, 2015 (File No. 333-198962)).

3.2	Form of Termination Certificate for Series A Convertible Preferred Stock (filed herewith).

4.1
Form of Unit Agreement (including form of Unit) by and between Skyline Medical Inc. and Corporate Stock Transfer, Inc. (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-1 filed on August 20, 2015 (File No. 333-198962)).

4.2
Form of Series A Warrant Agency Agreement by and between Skyline Medical Inc. and Corporate Stock Transfer, Inc. and Form of Warrant Certificate (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1 filed on August 20, 2015 (File No. 333-198962)).

4.3	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-1 filed on August 10, 2015 (File No. 333-198962)).